As filed with the Securities and Exchange Commission on February 6, 2017.

Registration No. 333-215452

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Invitation Homes Inc.

(Exact name of registrant as specified in governing instruments)

Invitation Homes Inc.

1717 Main Street, Suite 2000

Dallas, TX 75201

Telephone: (972) 421-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark A. Solls

Executive Vice President and Chief Legal Officer

Invitation Homes Inc.

1717 Main Street, Suite 2000

Dallas, TX 75201

Telephone: (972) 421-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Joshua Ford Bonnie Edgar J. Lewandowski Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Telephone: (212) 455-2000 Facsimile: (212) 455-2502	Gilbert G. Menna Scott C. Chase Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Telephone: (212) 813-8800 Facsimile: (212) 355-3333

Approximate date of commencement of proposed sale to the public: Sales under the registrant’s effective registration statement have commenced. This post-effective amendment is being filed pursuant to Rule 462(d) under the Securities Act and will be effective upon filing.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-215452

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-215452) is filed pursuant to Rule 462(d) solely to add an exhibit not previously filed with respect to such Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits.

(b) See Page II-4 for a list of exhibits being filed as part of, or incorporated by reference into, this registration statement on Form S-11.

Certain agreements filed as exhibits to this registration statement contain representations and warranties that the parties thereto made to each other. These representations and warranties have been made solely for the benefit of the other parties to such agreements and may have been qualified by certain information that has been disclosed to the other parties to such agreements and that may not be reflected in such agreements. In addition, these representations and warranties may be intended as a way of allocating risks among parties if the statements contained therein prove to be incorrect, rather than as actual statements of fact. Accordingly, there can be no reliance on any such representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of any such representations and warranties may have changed since the date of such agreements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dallas, Texas, on the 6th day of February, 2017.

Invitation Homes Inc.

By:	/s/ Mark A. Solls
Name: Mark A. Solls Title: Executive Vice President, Secretary and Chief Legal Officer

Pursuant to the requirements of the Securities Act, this registration statement and has been signed by the following persons in the capacities indicated on the 6th day of February, 2017.

Signature	Title

* John B. Bartling Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

* Ernest M. Freedman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Kimberly K. Norrell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Bryce Blair	Executive Chairman and Director

* Nicholas C. Gould	Vice Chairman and Director

* Kenneth A. Caplan	Director

* Jonathan D. Gray	Director

* Robert G. Harper	Director

* John B. Rhea	Director

* David A. Roth	Director

Signature	Title

* John G. Schreiber	Director

Janice L. Sears	Director

* William J. Stein	Director

*By:	/s/ Mark A. Solls
Name: Mark A. Solls
Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit number	Description

1.1	Form of Underwriting Agreement*

3.1	Form of Charter of the Registrant*

3.2	Form of Amended and Restated Bylaws of the Registrant*

5.1	Opinion of Venable LLP regarding validity of the shares registered

8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters*

10.1	Form of Amended and Restated Agreement of Limited Partnership of Invitation Homes Operating Partnership LP*

10.2	Form of Stockholders Agreement*

10.3	Form of Registration Rights Agreement*

10.4	Form of Invitation Homes Inc. 2017 Omnibus Incentive Plan†*

10.5	Form of Director and Officer Indemnification Agreement†*

10.6	Loan Agreement, between 2014-2 IH Borrower L.P. and German American Capital Corporation, dated as of August 14, 2014*

10.7	Loan Agreement, between 2014-3 IH Borrower L.P. and German American Capital Corporation, dated as of November 12, 2014*

10.8	Loan Agreement, between 2015-1 IH2 Borrower L.P. and JPMorgan Chase Bank, National Association, dated as of January 29, 2015*

10.9	Loan Agreement, between 2015-2 IH2 Borrower L.P. and JPMorgan Chase Bank, National Association, dated as of April 10, 2015*

10.10	Loan Agreement, between 2015-3 IH2 Borrower L.P. and JPMorgan Chase Bank, National Association, dated as of June 25, 2015*

10.11	Employment Agreement with John B. Bartling Jr., dated November 25, 2014†*

10.12	Employment Agreement with Dallas B. Tanner, dated November 9, 2015†*

10.13	Employment Agreement with Ernest M. Freedman, dated September 4, 2015†*

10.14	Form of Invitation Homes 6 L.P. Bonus Award Program Letter Agreement†*

10.15	Form of Invitation Homes Inc. Restricted Stock Grant and Acknowledgment (Converted Incentive Units)†*

10.16	Form of Award Notice and Restricted Stock Unit Agreement for Mr. John B. Bartling Jr. (Supplemental Bonus Award (2 Tranche Vesting))†*

10.17	Form of Award Notice and Restricted Stock Unit Agreement for Mr. John B. Bartling Jr. (Supplemental Bonus Award (3 Tranche Vesting))†*

10.18	Form of Award Notice and Restricted Stock Unit Agreement for Mr. Ernest M. Freedman (Supplemental Bonus Award)†*

10.19	Form of Award Notice and Restricted Stock Unit Agreement for Mr. Dallas B. Tanner (Supplemental Bonus Award)†*

10.20	Form of Award Notice and Restricted Stock Unit Agreement for Mr. Bryce Blair (Supplemental Bonus Award)†*

10.21	Form of Award Notice and Restricted Stock Unit Agreement for Non-Employee Directors (General Form)†*

Exhibit number	Description

21.1	Subsidiaries of the Registrant*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1)

23.4	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 8.1)*

23.5	Consent of John Burns Real Estate Consulting LLC*

23.6	Consent of Janice L. Sears to be named as a director nominee*

24.1	Power of Attorney (included on signature pages to this registration statement)*

*	Previously filed.
†	This document has been identified as a management contract or compensatory plan or arrangement.

Certain agreements filed as exhibits to this registration statement contain representations and warranties that the parties thereto made to each other. These representations and warranties have been made solely for the benefit of the other parties to such agreements and may have been qualified by certain information that has been disclosed to the other parties to such agreements and that may not be reflected in such agreements. In addition, these representations and warranties may be intended as a way of allocating risks among parties if the statements contained therein prove to be incorrect, rather than as actual statements of fact. Accordingly, there can be no reliance on any such representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of any such representations and warranties may have changed since the date of such agreements.